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                                                               EXHIBIT 1-A(5)(e)


KEMPER INVESTORS LIFE INSURANCE COMPANY
1 KEMPER DRIVE, T-1
LONG GROVE, ILLINOIS 60049
847-550-5500



                                          [KEMPER INVESTORS LIFE INSURANCE LOGO]

ENDORSEMENT

This Endorsement forms a part of the contract to which it is attached. The effective date of this Endorsement is the Contract Date stated in the Schedule.

Withdrawal charges will not be assessed when a total or partial withdrawal is requested in a form satisfactory to the Company:

(1) after an Owner has been confined in a Hospital or Skilled Health Care Facility for at least thirty consecutive days and the Owner remains confined in the Hospital or Skilled Health Care Facility when the request is made; or

(2) within thirty days following an Owner's discharge from a Hospital or Skilled Health Care Facility after a confinement of at least thirty days.

Confinement must begin after the effective date of this Endorsement.

Withdrawal charges will not be waived when confinement is due to substance abuse, mental or personality disorders without a demonstrable organic disease. A degenerative brain disease such as Alzheimer's Disease is considered an organic disease.

For purposes of this provision:

"Hospital" means a place which is licensed by the State as a Hospital and is operating within the scope of its license.

"Skilled Health Care Facility" means a place which:

(a) is licensed by the state;

(b) provides skilled nursing care under the supervision of a physician;

(c) has twenty-four hour a day nursing services by or under the supervision of a registered nurse (RN); and

(d) keeps a daily medical record of each patient.

Except as modified herein, all terms and conditions of this Contract remain unchanged.

IN WITNESS WHEREOF, Kemper Investors Life Insurance Company has caused this Endorsement to be signed by its President and Secretary.



          /s/ Debra P. Rezabek                    /s/ John B. Scott
              Secretary                               President

Form L-7042 (5/91)